Exhibit 4.6


                                                               EXECUTION COPY

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                              AMENDED AND RESTATED
                              OWNER TRUST AGREEMENT



                                     between



                       AUTONATION RECEIVABLES CORPORATION,
                                  as Depositor

                                       and

                        THE BANK OF NEW YORK (DELAWARE),
                                as Owner Trustee




                           Dated as of August 10, 2000




                          ANRC AUTO OWNER TRUST 2000-A



--------------------------------------------------------------------------------





NY2:\926481\08\J%VL08!.DOC\18810.0005

                                TABLE OF CONTENTS

                                                                                                                        PAGE
ARTICLE I                  DEFINITIONS    ................................................................................1

           SECTION 1.01.                  Capitalized Terms...............................................................1

           SECTION 1.02.                  Other Definitional Provisions...................................................4

           SECTION 1.03.                  Usage of Terms..................................................................4

           SECTION 1.04.                  Section References..............................................................4

           SECTION 1.05.                  Accounting Terms................................................................4

ARTICLE II                ORGANIZATION   .................................................................................5

           SECTION 2.01.                  Name............................................................................5

           SECTION 2.02.                  Office..........................................................................5

           SECTION 2.03.                  Purposes and Powers.............................................................5

           SECTION 2.04.                  Appointment of Owner Trustee....................................................6

           SECTION 2.05.                  Initial Capital Contribution of Trust Estate....................................6

           SECTION 2.06.                  Declaration of Trust............................................................6

           SECTION 2.07.                  Title to Trust Property.........................................................6

           SECTION 2.08.                  Situs of Trust..................................................................7

           SECTION 2.09.                  Representations and Warranties of the Depositor.................................7

ARTICLE III               CERTIFICATE.....................................................................................9

           SECTION 3.01.                  Initial Ownership...............................................................9

           SECTION 3.02.                  The Residual Interest Certificate and the Notes.................................9

           SECTION 3.03.                  Execution, Authentication and Delivery of the Residual Interest Certificate
                                           and the Notes  ................................................................9

           SECTION 3.04.                  Restrictions on Transfer.......................................................10

           SECTION 3.05.                  Mutilated, Destroyed, Lost or Stolen Residual Interest Certificate.............10

           SECTION 3.06.                  Maintenance of Office or Agency................................................10

           SECTION 3.07.                  Special Voting Provisions......................................................10

ARTICLE IV                ACTIONS BY OWNER TRUSTEE.......................................................................11

           SECTION 4.01.                  Prior Notice to Owners with Respect to Certain Matters.........................11

           SECTION 4.02.                  Action by the Owners with Respect to Certain Matters...........................12



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
           SECTION 4.03.                  Action by the Owners with Respect to Bankruptcy................................13

           SECTION 4.04.                  Restrictions on Power..........................................................13

           SECTION 4.05.                  Majority Control...............................................................14

ARTICLE V  APPLICATION OF TRUST FUNDS:  CERTAIN DUTIES...................................................................15

           SECTION 5.01.                  [RESERVED].....................................................................15

           SECTION 5.02.                  Application of Trust Funds.....................................................15

           SECTION 5.03.                  Method of Payment..............................................................15

           SECTION 5.04.                  No Segregation of Monies; No Interest..........................................15

           SECTION 5.05.                  Accounting and Reports to the Noteholders, Owners, the Internal Revenue
                                            Service and Others  .........................................................15

           SECTION 5.06.                  Signature on Returns; Tax Matters Partner......................................16

ARTICLE VI AUTHORITY AND DUTIES OF OWNER TRUSTEE.........................................................................16

           SECTION 6.01.                  General Authority..............................................................16

           SECTION 6.02.                  General Duties.................................................................16

           SECTION 6.03.                  Action Upon Instruction........................................................17

           SECTION 6.04.                  No Duties Except as Specified in this Agreement or in Instructions.............18

           SECTION 6.05.                  No Action Except Under Specified Documents or Instructions.....................18

           SECTION 6.06.                  Restrictions...................................................................18

ARTICLE VII               CONCERNING THE OWNER TRUSTEE...................................................................18

           SECTION 7.01.                  Acceptance of Trusts and Duties................................................18

           SECTION 7.02.                  Furnishing of Documents........................................................20

           SECTION 7.03.                  Representations and Warranties.................................................20

           SECTION 7.04.                  Reliance; Advice of Counsel....................................................21

           SECTION 7.05.                  Not Acting in Individual Capacity..............................................22

           SECTION 7.06.                  Owner Trustee Not Liable for Residual Interest Certificate, Notes or Contracts.22

           SECTION 7.07.                  Owner Trustee May Own Residual Interest Certificates and Notes.................22

ARTICLE VIII              COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE..............................................23


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
           SECTION 8.01.                  Owner Trustee's Fees and Expenses..............................................23

           SECTION 8.02.                  Indemnification................................................................23

           SECTION 8.03.                  Payments to the Owner Trustee..................................................23

ARTICLE IX TERMINATION OF TRUST AGREEMENT................................................................................24

           SECTION 9.01.                  Termination of Trust Agreement.................................................24

ARTICLE X  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEE.........................................................25

           SECTION 10.01.                 Eligibility Requirements for Owner Trustee.....................................25

           SECTION 10.02.                 Resignation or Removal of Owner Trustee........................................25

           SECTION 10.03.                 Successor Owner Trustee........................................................26

           SECTION 10.04.                 Merger or Consolidation of Owner Trustee.......................................27

           SECTION 10.05.                 Appointment of Co-Trustee or Separate Trustee..................................27

ARTICLE XI                 MISCELLANEOUS  ...............................................................................28

           SECTION 11.01.                 Supplements and Amendments.....................................................28

           SECTION 11.02.                 No Legal Title to Trust Estate in Owner........................................30

           SECTION 11.03.                 Limitations on Rights of Others................................................30

           SECTION 11.04.                 Notices........................................................................30

           SECTION 11.05.                 Severability of Provisions.....................................................30

           SECTION 11.06.                 Counterparts...................................................................31

           SECTION 11.07.                 Successors and Assigns.........................................................31

           SECTION 11.08.                 No Petition....................................................................31

           SECTION 11.09.                 No Recourse....................................................................31

           SECTION 11.10.                 Headings.......................................................................31

           SECTION 11.11.                 Governing Law..................................................................31

           SECTION 11.12.                 Depositor Payment Obligation...................................................31

           SECTION 11.13.                 Certain Matters Regarding the Insurer..........................................32

           SECTION 11.14.                 Fiduciary Duties...............................................................32

           SECTION 11.15.                 Third Party Beneficiary........................................................32


EXHIBIT              AA-1
EXHIBIT              BB-1

                     This AMENDED AND RESTATED OWNER TRUST AGREEMENT, dated as of August 10, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), is between AUTONATION RECEIVABLES CORPORATION, a Delaware corporation, as depositor (together with its successors and assigns in such capacity, the "Depositor"), and The Bank of New York (Delaware) a Delaware banking corporation, as owner trustee (together with its successors and assigns in such capacity, the "Owner Trustee").

                                   ARTICLE I

                                   DEFINITIONS

                     SECTION 1.01. Capitalized Terms. Except as otherwise provided in this Agreement, whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                     "Administration Agreement" shall mean that certain Administration Agreement, dated as of August 10, 2000, by and among the Trust, the Depositor, the Indenture Trustee and AutoNation Financial Services, as administrator, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                     "Administrator" shall mean the Person acting as "Administrator" under the Administration Agreement.

                     "Agreement" shall have the meaning specified in the recitals hereto.

                     "AutoNation Financial Services" shall mean AutoNation Financial Services Corp. and its successors and assigns.

                     "Basic Documents" shall have the meaning set forth in the Indenture.

                     "Benefit Plan" shall mean (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

                     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss. 3801, et seq., as the same may be amended from time to time.

                     "Certificate of Trust" shall mean the Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust
Statute, substantially in the form of Exhibit A hereto.

                     "Closing Date" shall mean August 10, 2000.

                     "Code" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                     "Depositor" shall mean AutoNation Receivables Corporation, in its capacity as depositor hereunder, and its successors.

                     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                     "Expenses" shall have the meaning assigned to such term in
Section 8.02.

                     "Holder" or "Residual Interest Certificateholder" shall mean the Person in whose name a Residual Interest Certificate is registered on the Residual Interest Certificate Register.

                     "Indemnified Parties" shall have the meaning assigned to such term in Section 8.02.

                     "Indenture" shall mean the indenture, dated as of August 10, 2000, between the Trust, as Issuer, and The Chase Manhattan Bank, as Indenture Trustee, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                     "Insurer" shall mean MBIA Insurance Corporation, a New York stock insurance company, and its permitted successors and assigns in such capacity.

                     "Notes" shall mean the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, in each case issued pursuant to the Indenture.

                     "Owner" shall mean each Holder of a Residual Interest Certificate.

                     "Owner Trustee" shall mean The Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

                     "Owner Trustee Corporate Trust Office" shall mean the office of the Owner Trustee at which its corporate trust business shall be principally administered, which initially shall be White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Administration, or such other office at such other address as the Owner Trustee may designate from time to time by notice to the Servicer, the Depositor and the Insurer.

                     "Percentage Interest" shall mean, with respect to any single Residual Interest Certificate, the percentage interest in the Trust such Residual Interest Certificate represents.

                     "Person" shall mean a legal person, including any individual, corporation, estate, partnership, limited liability company or limited liability partnership, joint venture, association, joint stock company,


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
business trust, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                     "Record Date" shall mean, with respect to any Distribution Date, the last day of the immediately preceding calendar month.

                     "Residual Interest Certificate" shall mean the certificate evidencing a beneficial interest in the Trust, substantially in the form attached hereto as Exhibit B.

                     " Residual Interest Certificate Balance" shall mean the aggregate outstanding amount of the Residual Interest Certificate as of any date.

                     "Residual Interest Certificate Register" and "Residual Interest Certificate Registrar" shall mean the register maintained and the registrar (or any successor thereto) appointed pursuant to Section 3.04.

                     "Responsible Officer" shall mean any officer of the Owner Trustee within the Owner Trustee Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer, assistant secretary or other officer or assistant officer of the Owner Trustee, customarily performing functions similar to those performed by the people who at such time shall be officers and has direct responsibility for the administration of this Agreement.

                     "Sale and Servicing Agreement" shall mean that certain Sale and Servicing Agreement, dated as of August 10, 2000, by and among the Trust, as Issuer, the Depositor, as Seller, AutoNation Financial Services, as Servicer and Custodian, and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

                     "Seller" shall mean AutoNation Receivables Corporation, a Delaware corporation, in its capacity as seller under the Sale and Servicing Agreement, and its permitted successors and assigns.

                     "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                     "Trust" shall mean the owner trust established by this Agreement.

                     "Trust Estate" shall have the meaning set forth in the Sale and Servicing Agreement.


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
                     "Trust Property" shall have the meaning set forth in the Sale and Servicing Agreement.

SECTION 1.02. Other Definitional Provisions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in, or incorporated by reference into, the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

SECTION 1.03. Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation".

                     SECTION 1.04. Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

                     SECTION 1.05. Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.














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
                                   ARTICLE II

                                  ORGANIZATION

                     SECTION 2.01. Name. The Trust created hereby shall be known as ANRC Auto Owner Trust 2000-A, in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued, and in which name the Owner Trustee may perform its duties hereunder.

                     SECTION 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Owner Trustee Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Depositor, any Owners (other than the Depositor), the Servicer and the Insurer.

                     SECTION 2.03. Purposes and Powers. The sole purpose of the Trust is to conserve the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Owners, and in furtherance of such purpose to engage in the following ministerial activities:

         (i) to issue the Notes pursuant to the Indenture and the Residual Interest Certificate[s] pursuant to this Agreement and to sell the Notes;

         (ii) with the proceeds of the sale of the Notes, to purchase the Contracts, to cause the Spread Account to be funded and to pay the organizational, start-up and transactional expenses of the Trust;

         (iii) to assign, grant, transfer, pledge, mortgage and convey ("Grant") the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Depositor pursuant to the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

         (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

         (v) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Noteholders and the Owners; and

         (vi) to engage in those activities, including entering into agreements, that are necessary to accomplish the foregoing or are incidental thereto or connected therewith.

                     The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.


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
                     SECTION 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute, and the Owner Trustee hereby accepts such appointment. The Owner Trustee is hereby authorized and directed to file the Certificate of Trust with the Secretary of State.

                     SECTION 2.05. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, an amount equal to $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be held by the Owner Trustee. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

                     SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is also the intention of the parties hereto that, solely for income and franchise tax purposes, on and after the Closing Date, so long as the Trust has only one holder of the Residual Interest Certificate, the Trust shall be disregarded as a separate entity. At such time as the Trust has more than one holder of any certificate issued by the Trust (including any holders of the Residual Interest Certificate) the Trust will be treated as a partnership for income and franchise tax purposes. The Depositor (and any future Owner by the purchase of an interest in a Residual Interest Certificate will be deemed to have agreed) and the Owner Trustee agree to take no action inconsistent with such tax treatment. The Trust shall not elect to be treated as an association under Section 301.7701-3(a) of the regulations of the United States Department of the Treasury for federal income tax purposes. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the foregoing characterization of the Trust for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute for the sole purpose and to the extent necessary to accomplish the purposes of the Trust as set forth in Section 2.03.

                     SECTION 2.07. Title to Trust Property. Subject to the Indenture, legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee and/or a separate trustee, as the case may be.

                     The Owners shall not have legal title to any part of the Trust Estate. The Owners shall be entitled to receive distributions with respect to the undivided ownership interest therein only in accordance with Articles V


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
and IX herein. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

                     SECTION 2.08. Situs of Trust. The Trust will be located in the State of Delaware and administered in the States of Delaware and New York. All bank accounts maintained on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees; provided that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Owner Trustee Corporate Trust Office. The Owner Trustee Corporate Trust Office shall not at any time be located in the State of Florida and no Owner Trustee, present or future, may at any time relocate the Owner Trustee Corporate Trust Office outside the State of Delaware.

                     SECTION 2.09. Representations and Warranties of the Depositor.

                     (a) The Depositor hereby represents and warrants to the Owner Trustee and the Insurer that:

         (i) The Depositor is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority and legal right to acquire and own the Contracts.

         (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

         (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee on behalf of the Trust as part of the Trust Estate and has duly authorized such sale and assignment and deposit with the Owner Trustee on behalf of the Trust by all necessary corporate action. The execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action. The Depositor has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms.

         (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in the breach of any of the terms and


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
                  provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of the properties of the Depositor pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

         (v) There are no proceedings or investigations pending, or to the Depositor's best knowledge threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, any of the other Basic Documents or the Residual Interest Certificate, (B) seeking to prevent the issuance of the Residual Interest Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Residual Interest Certificate or (D) involving the Depositor and which might materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Trust or the Residual Interest Certificate.

                                  ARTICLE III

                                  CERTIFICATE

                     SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05, the Depositor shall be the sole beneficiary of the Trust.

                     SECTION 3.02. The Residual Interest Certificate and the Notes.

                     (a) On the Closing Date, each Residual Interest Certificate shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee and shall be deemed to have been validly issued to the Depositor when so executed and authenticated. The Residual Interest Certificate, bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be validly issued by the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution, authentication and delivery of the Residual Interest Certificate or did not hold such offices at the date of the Residual Interest Certificate. The Residual Interest Certificate shall be dated the date of its authentication.

                     (b) The Notes shall be executed by the Owner Trustee on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, and shall be authenticated as provided in the Indenture. Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Owner Trustee shall be deemed to have been validly executed by the Trust, notwithstanding that such individual has ceased to be so authorized prior to the execution and delivery of such Notes or did not hold such office at the date of such Notes.

                     SECTION 3.03. Execution, Authentication and Delivery of the Residual Interest Certificate and the Notes. The Owner Trustee shall cause to be executed, authenticated and delivered upon the order of the Depositor, in exchange for the Contracts and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trust of the Contracts, and such other assets, (a) the Residual Interest Certificate evidencing the entire ownership of the Owner Trust and (b) Notes executed by the Trust in aggregate principal amount of, in the case of the (i) Class A-1 Notes, $167,692,000, (ii) Class A-2 Notes, $227,084,000, (iii) Class A-3 Notes, $196,340,000, and (iv)
Class A-4 Notes, $100,615,000. The Owner Trustee is hereby authorized to direct, on behalf of the Trust, the Indenture Trustee to authenticate and deliver the Notes upon the written order of the Depositor. The Residual Interest Certificate shall not be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Residual Interest Certificate a certificate of authentication substantially in the form set forth in the form of Certificate attached hereto as Exhibit B executed by the Owner Trustee or another authenticating agent of the Owner Trustee, by manual or facsimile


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
signature, and such certificate upon the Residual Interest Certificate shall be conclusive evidence, and the only evidence, that such Residual Interest Certificate has been duly authenticated and delivered hereunder. Upon issuance, authorization and delivery pursuant to the terms hereof, the Residual Interest Certificate will be entitled to the benefits of this Agreement. The Residual Interest Certificate shall be dated the date of its authentication.

                     SECTION 3.04. Restrictions on Transfer. The Residual Interest Certificate (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of by the Depositor or by any other Owner to any Person unless (i) the transfer is permitted under the applicable federal and state securities law and (ii) prior to such transfer, (A) an Opinion of Counsel in form and content acceptable to the Owner Trustee and to the Indenture Trustee is delivered to the Owner Trustee, the Insurer and the Indenture Trustee stating, among other things, that such transfer shall not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, (B) prior notice is given to each Rating Agency and (C) the Insurer has provided its prior written consent.

                     SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Residual Interest Certificate. If (a) any mutilated Residual Interest Certificate is surrendered to the Owner Trustee, or the Owner Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Residual Interest Certificate, and (b) there is delivered to the Owner Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice that such Residual Interest Certificate has been acquired by a bona fide purchaser, the Owner Trustee, on behalf of the Trust, shall execute and the Owner Trustee or its authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Residual Interest Certificate, a new Residual Interest Certificate. In connection with the issuance of a new Residual Interest Certificate under this
Section 3.05, the Owner Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Residual Interest Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Residual Interest Certificate shall be found at any time.

                     SECTION 3.06. Maintenance of Office or Agency. The Owner Trustee shall maintain in The City of New York an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Residual Interest Certificate and the Basic Documents may be served. The Owner Trustee hereby designates the office of The Bank of New York, 101 Barclay Street, Floor 12E, New York, NY 10286, Attention: Corporate Trust Administration, as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Servicer and the Insurer of any change in location of such office or agency.

                     SECTION 3.07. Special Voting Provisions. So long as any Owner is domiciled in the State of Florida, such Owner's Residual Interest Certificate shall not be counted in any vote of the Owners.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

                     SECTION 4.01. Prior Notice to Owners with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, with respect to the following matters, the Owner Trustee shall not take any action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Owners and the Insurer in writing of the proposed action and neither the Owners nor the Insurer shall have notified the Owner Trustee in writing prior to the thirtieth day after receipt of such notice that the Owners or the Insurer have withheld consent or provided alternative direction (any direction by the Owners shall require the written consent of the Insurer):

                     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Contracts) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Contracts);

                     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                     (c) the amendment of the Indenture by a supplemental indenture or any other change to this Agreement or any other Basic Document in circumstances where the consent of any Noteholder or the Insurer is required;

                     (d) the amendment of the Indenture by a supplemental indenture or any other change to this Agreement or any other Basic Document in circumstances where the consent of any Noteholder or the Insurer is not required and such amendment materially adversely affects the interest of the Owners;

                     (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners;

                     (f) the appointment pursuant to the Indenture of a successor Note Registrar, paying agent for the Notes or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent for the Notes or the Indenture Trustee of its obligations under the Indenture;

                     (g) the consent to the calling or waiver of any default of any Basic Document;

                     (h) the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document, unless permitted in the Basic Documents;

                     (i) cause the Trust to incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the Basic Documents;

                     (j) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;

                     (k) cause the Trust to lend any funds to any entity, unless permitted in this Agreement or the Basic Documents;

                     (l) except as provided in Article IX hereof, dissolve, terminate or liquidate the Trust in whole or in part;

                     (m) merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

                     (n) do any act that conflicts with any other Basic
Document;

                     (o) do any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.03 hereof;

                     (p) confess a judgment against the Trust; or

                     (q) change the Trust's purpose and powers from those set forth in this Agreement.

                     In addition, the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separately from those of any other entity. Except as expressly set forth herein, the Trust shall not pay any indebtedness, operating expenses or liabilities of any other entity. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its offices separate from the offices of the Depositor and the Servicer.

                     SECTION 4.02. Action by the Owners with Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, the Owner Trustee shall not have the power, except upon the direction of the Owners and with the prior written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing), to (a) remove the Administrator pursuant to Section 8 of the Administration Agreement, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove or replace the Servicer pursuant to Section 7.01 of the Sale and Servicing Agreement or the Indenture Trustee pursuant to the Indenture, (d) except as expressly provided in the Basic Documents, sell the Contracts after the termination of the Indenture, (e) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, (f) authorize the merger or consolidation of the Trust with or into any other business trust or entity (other than in accordance with Section 3.10 of the Indenture) or (g) amend the Certificate of Trust. The Owner Trustee may only take the actions referred to in the preceding sentence upon written instructions signed by the Owners and, so long as no Insurer Default shall have occurred and is continuing, with the prior written consent of the Insurer.

                     SECTION 4.03. Action by the Owners with Respect to Bankruptcy.

                     (a) The Trust shall not, without the prior written consent of the Owner Trustee, (i) institute any proceedings to adjudicate the Trust as bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to the Trust, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, (v) make any assignment for the benefit of the Trust's creditors; (vi) cause the Trust to admit in writing its inability to pay its debts generally as they become due or
(vii) take any action in furtherance of any of the foregoing (any of the above foregoing actions, a "Bankruptcy Action"). In considering whether to give or withhold written consent to the Bankruptcy Action by the Trust, the Owner Trustee, with the consent of the Owners (hereby given, which consent the Owners believe to be in the best interests of Owners and the Trust), shall consider the interests of the Noteholders and the Insurer in addition to the interests of the Trust and whether the Trust is insolvent. The Owner Trustee shall have no duty to give such written consent to Bankruptcy Action by the Trust if the Owner Trustee shall not have been furnished (at the expense of the Person that requested that such letter be furnished to the Owner Trustee) a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Trust is then insolvent. The Owner Trustee shall not be personally liable to any Owner on account of the Owner Trustee's good faith reliance on the provisions of this Section and no Owner shall have any claim for breach of fiduciary duty or otherwise against the Owner Trustee for withholding its consent to any such Bankruptcy Action.

                     (b) The parties hereto stipulate and agree that no Owner has power to commence any Bankruptcy Action on the part of the Trust or to direct the Owner Trustee to take any Bankruptcy Action on the part of the Trust. To the extent permitted by applicable law, the consent of the Controlling Party and the Indenture Trustee shall be obtained prior to taking any Bankruptcy Action by the Trust.

                     (c) The provisions of this Section do not constitute an acknowledgment or admission by the Trust, the Owner Trustee, any Owner or any creditor of the Trust that the Trust is eligible to be a debtor under the United States Bankruptcy Code, 11 U.S.C.ss.ss. 101 et seq., as amended.

                     SECTION 4.04. Restrictions on Power. The Owner Trustee shall not be required to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust, or of the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to the purpose of this Trust as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

                     SECTION 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of Residual Interest Certificates aggregating more than 50% of the Residual Interest Certificates by Percentage Interest. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Residual Interest Certificates aggregating more than 50% by Percentage Interest.

                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS: CERTAIN DUTIES


                     SECTION 5.01. [RESERVED]

                     SECTION 5.02. Application of Trust Funds.

                     (a) On each Distribution Date, the Owner Trustee shall direct the Paying Agent to distribute to the Holders distributions as provided in Section 4.03(a) of the Sale and Servicing Agreement with respect to such Distribution Date.

                     (b) On each Distribution Date, the Owner Trustee, shall cause the Paying Agent to send to each Residual Interest Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 4.05 of the Sale and Servicing Agreement with respect to such Distribution Date.

                     (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to such Owner in accordance with this Section
5.02. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust for remittance to the appropriate taxing authority.

                     SECTION 5.03. Method of Payment. Subject to Section 9.01
(c) respecting the final payment upon retirement of the Residual Interest Certificate, distributions required to be made to each Owner of record on the related Record Date shall be made by wire transfer or check mailed to such Owner.

                     SECTION 5.04. No Segregation of Monies; No Interest. Subject to Section 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                     SECTION 5.05. Accounting and Reports to the Noteholders, Owners, the Internal Revenue Service and Others. Unless otherwise required under the Code, the Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including, if applicable, Schedule K-1) to enable each Owner to prepare its federal and state income tax returns, (c) file such tax returns, if any, relating to the Trust (including, if applicable, a partnership information return, IRS Form
1065) and make such elections as from time to time may be requested by the Depositor (so long as such request is not detrimental to the Noteholders or the

Insurer) under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization solely for income and franchise tax purposes, as a disregarded entity, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected and paid over to the applicable authorities any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Owners.

                     SECTION 5.06. Signature on Returns; Tax Matters Partner.

                     (a) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires the Depositor or other Owner, as holder of the Residual Interest Certificate to sign such documents, in which case such documents shall be signed by the Depositor.

                     (b) At such time as the Trust is treated as a partnership solely for income and franchise tax purposes, the Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

                     SECTION 6.01. General Authority. Subject to the provisions and limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment thereto or other agreement, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs in writing with respect to the Basic Documents.

                     SECTION 6.02. General Duties. Subject to the provisions and limitations of Sections 2.03 and 2.06:

                     (a) it shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such agents as shall be appointed with the consent of the Insurer) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

                     (b) it shall be the duty of the Owner Trustee to execute documents provided to it to qualify and preserve the Trust's qualification to do business in each jurisdiction, if any, in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Contracts and any other instrument and agreement included in the Trust Estate; provided, that the Owner Trustee may rely on advice of counsel with respect to such obligation.

                     SECTION 6.03. Action Upon Instruction.

                     (a) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

                     (b) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Depositor and the Insurer requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Depositor received and consented to by the Insurer, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement and the other Basic Documents, as it shall deem to be in the best interest of the Depositor, and shall have no liability to any Person for such action or inaction.

                     (c) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Depositor, and shall have no liability to any Person for such action or inaction.

                     SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate or the Grant of any portion thereof to the Indenture Trustee pursuant to the Indenture.

                     SECTION 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except in accordance with
(i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the other Basic Documents and (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

                     SECTION 6.06. Restrictions. The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal or state income tax purposes. The Depositor shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.06.

                                  ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

                     SECTION 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Owner Trustee and, in the absence of bad faith on the part of the Owner Trustee, the Owner Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, opinions or documents (whether in their original or facsimile form) furnished to the Owner Trustee and conforming to the requirements of this Agreement. The Owner Trustee agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence; (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee and (iii) for its failure to use ordinary care in the handling of funds. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                     (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee unless negligent in ascertaining pertinent facts;

                     (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with this Agreement;

                     (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured or provided to it;

                     (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                     (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Residual Interest Certificate, and the Owner Trustee shall not assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to by the Owner Trustee in the other Basic Documents;

                     (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Depositor, the Insurer, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer or the Depositor under the Sale and Servicing Agreement;

                     (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee, therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                     (h) the Owner Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, any Event of Default or Servicer Default under any of the Basic Documents unless a Responsible Officer of the Owner Trustee shall have received written notice thereof or shall have knowledge thereof. In the absence of knowledge or receipt of such notice, the Owner Trustee may conclusively assume that there is no default, Event of Default or Servicer Default;

                     (i) the Owner Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Administrator or Depositor; provided that if the payment within a reasonable time to the Owner Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Owner Trustee not reasonably assured to it by the security afforded to them by the terms of this Agreement, the Owner Trustee may require reasonable indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to taking any such action; and

                     (j) the Owner Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder.

                     SECTION 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

                     SECTION 7.03. Representations and Warranties.

                     (a) The Owner Trustee hereby represents and warrants to the Depositor, the Owners and the Insurer:

         (i) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         (ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

         (iii) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or to the best of its knowledge without independent investigation, any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Estate resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the other Basic Documents.

         (iv) it has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery, and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by all necessary corporate action.

         (v) This Agreement and the other Basic Documents to which it is a party constitute the legal, valid, and binding obligations of the Owner Trustee enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                     SECTION 7.04. Reliance; Advice of Counsel.

                     (a) The Owner Trustee shall not incur liability to anyone in acting upon any signature, instrument notice, resolution, request, consent order, certificate, report, opinion, bond or other document or paper (whether in its original or facsimile form) believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof conclusively rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it at the sole expense of the Owners solely from funds payable to the Owners pursuant to clause (xii) of Section 4.03(a) of the Sale and Servicing Agreement. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

                     SECTION 7.05. Not Acting in Individual Capacity. Except as otherwise provided in this Article VII, in accepting the trusts hereby created, The Bank of New York (Delaware) acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trust by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

                     SECTION 7.06. Owner Trustee Not Liable for Residual Interest Certificate, Notes or Contracts. The recitals contained herein and in the Notes (other than the signatures of the Owner Trustee and the statements made by the Owner Trustee in Section 7.03) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. Except as set forth in Section 7.03, the Owner Trustee makes no representations as to the validity or sufficiency of this Agreement or any other Basic Document (other than the signatures of the Owner Trustee) or the Notes, or of any Contract or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Contract on any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Depositor, the Insurer or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation; or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

                     SECTION 7.07. Owner Trustee May Own Residual Interest Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Residual Interest Certificates or Notes and may deal with the Depositor, any Owner, the Insurer, the

Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

                     SECTION 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Administrator and the Owner Trustee and the Owner Trustee shall be entitled to be reimbursed by the Administrator for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

                     SECTION 8.02. Indemnification. The Depositor shall be liable as primary obligor for, and shall fully indemnify the Owner Trustee and its respective officers, directors, employees, successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the fourth sentence of Section 7.01; provided, however, any amount payable by the Depositor under this Section
8.02 shall be paid solely from amounts payable to Owners pursuant to clause
(xii) of Section 4.03(a) of the Sale and Servicing Agreement. The Depositor will in no event be entitled to make any claim upon the Trust Property for the payment or reimbursement of any Expenses. The indemnities contained in this
Section 8.02 shall survive the resignation or termination of the Owner Trustee and the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.02, the choice of legal counsel by the Owner Trustee shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

                     SECTION 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                   ARTICLE IX

                          TERMINATION OF TRUST AGREEMENT

                     SECTION 9.01. Termination of Trust Agreement.

                     (a) The Trust shall dissolve and be wound up in accordance with Section 3808 of the Act and shall terminate upon the earlier of 91 days after the (i) final distribution by the Owner Trustee of all monies or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V hereof, (ii) the expiration of 21 years from the death of the survivor of the descendants of George Herbert Walker Bush, former President of the United States of America, living on the date hereof and (iii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Contract and the disposition of any amount received upon liquidation of any property remaining in the Trust Estate. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner (other than the Depositor) shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such `s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

                     (b) Except as provided in Section 9.01(a), neither the Depositor nor the Insurer shall be entitled to dissolve, revoke or terminate the Trust.

                     (c) Notice of any dissolution of the Trust, specifying the Distribution Date upon which Residual Interest Certificateholders shall surrender their Residual Interest Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Residual Interest Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 8.01(b) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Residual Interest Certificates shall be made upon presentation and surrender of the Residual Interest Certificates at the office of the Paying Agent in the City of New York therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Residual Interest Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Residual Interest Certificate Registrar (if other than the Owner Trustee) and the Paying Agent (if other than the Owner Trustee) at the time such notice is given to Residual Interest Certificateholders. Upon presentation and surrender of the Residual Interest Certificates, the Paying Agent shall cause to be distributed to Residual Interest Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02. In addition, the Owner Trustee shall notify the Rating Agencies upon the final payment of the Residual Interest Certificates.

                     (d) Upon completion of the winding up of the Trust and after paying or making reasonable provisions for the payment of all indebtedness of the Trust, the Owner Trustee shall, upon receipt of a written request from a majority of the Owners, cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of the Business Trust Statute and the Trust shall terminate. Upon termination of the Trust, this Agreement (except for Articles V and VIII) shall terminate.

                                   ARTICLE X

                            SUCCESSOR OWNER TRUSTEES
                          AND ADDITIONAL OWNER TRUSTEE

                     SECTION 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times (i) be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; (ii) have a combined capital and surplus of at least $50,000,000 and shall be subject to supervision or examination by federal or state authorities; and (iii) have (or have a parent that has) a rating of at least Baa3 by Moody's and BBB- by Standard & Poor's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.01, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

                     SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Insurer. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee; provided that the Depositor and the Insurer shall have received written confirmation from each Rating Agency that the proposed appointment will not result in an increased capital charge to the Insurer by either Rating Agency. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                     If, at any time, the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator or the Insurer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator or the Insurer may remove the Owner Trustee. If the Owner Trustee shall be removed under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee acceptable to the Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Owner Trustee acceptable to the Insurer.

                     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Depositor, the Indenture Trustee, the Insurer, the Noteholders and to each Rating Agency.

                     SECTION 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Sections 10.01 or 10.02 shall execute, acknowledge and deliver to the Administrator, the Insurer and the predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its reasonable fees and expenses (and the reasonable fees and expenses of its agents and counsel) deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

                     No successor Owner Trustee shall accept appointment as provided in this Section 10.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

                     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.03, the Administrator shall mail notice thereof to the Insurer, the Depositor, the Servicer, the Indenture Trustee, the Noteholders and each Rating Agency. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

                     Any successor Owner Trustee appointed pursuant to this
Section 10.03 shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

                     SECTION 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to
Section 10.01 and, provided, further, that (a) the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency, the Indenture Trustee and the Insurer and (b) the Owner Trustee shall file any necessary amendments to the Certificate of Trust with the Delaware Secretary of State.

                     SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator, the Insurer and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator, the Insurer and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee and the Insurer shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee, provided that such co-trustee or successor trustee must be acceptable to the Rating Agencies and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

                     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                     (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                     (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                     (c) the Administrator, the Insurer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator and the Insurer.

                     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

                     SECTION 11.01. Supplements and Amendments.

                     (a) This Agreement may be amended by the Depositor and the Owner Trustee with the prior written consent of the Insurer so long as the Notes are outstanding or any amounts due to the Insurer under the Insurance Agreement or the other Basic Documents remains unpaid or a claim could be made under the Insurance Policy, but without the consent of any of the Noteholders or any Owner, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any of the provisions herein or make any other provisions with respect to matters or questions arising hereunder; provided that
(i) as evidenced by an Officer's Certificate of the Depositor addressed and delivered to the Owner Trustee any such action shall not materially and adversely affect the interests of any Noteholder or any Owner (unless the prior written consent of each Noteholder and the Owners affected thereby is obtained) and (ii) any such action shall be deemed not to materially and adversely affect the interest of any Noteholder or any Owner if the Person requesting the amendment obtains (A) a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the Notes by such Rating Agency (without regard to the Insurance Policy) and (B) the consent of the Insurer; provided, further, that so long as the Depositor is domiciled in the State of Florida, the vote of the Depositor shall not be required for any amendment to Articles IX and XI of this Agreement.

                     (b) Subject to Section 11.14, this Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the prior written consent of the Insurer and, for so long as the Notes are Outstanding and an Insurer Default shall have occurred and be continuing, with the consent of Noteholders representing more than 50% of the Outstanding Principal Amount acting together as a single class, and if no Notes are Outstanding, the Holders of the Residual Interest Certificates aggregating more than 50% of the Residual Interest Certificates by Percentage Interest (which consent of any Holder of a Note or Residual Interest Certificate given pursuant to this Section 11.01 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note, as the case may be, issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made thereon); provided that no such amendment may, without the consent of each Noteholder, (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders, the Depositor or the Insurer, (ii) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes required to consent to any such amendment or (iii) result in a taxable event to the holder of the Residual Interest Certificate or any Noteholder for federal income tax purposes or result in the Trust being classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

                     (c) Prior to the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to the Indenture Trustee, the Insurer, the Administrator and each Rating Agency.

                     (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Owner. It shall not be necessary for the consent of the Holders of the Notes, the Owners or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                     (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

                     (f) In connection with the execution of any amendment to this Agreement or any other Basic Document to which the Issuer is a party and for which amendment the Owner Trustee's consent is sought, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee as the case may be, have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                     SECTION 11.02. No Legal Title to Trust Estate in Owner. The Owners shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title, and interest of an Owner to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

                     SECTION 11.03. Limitations on Rights of Others. Except for
Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Insurer, the Owners, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                     SECTION 11.04. Notices. All demands, notices and communications under this Agreement shall be in writing personally delivered, sent by facsimile or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of (a) the Owner Trustee, at the Owner Trustee Corporate Trust Office; (b) the Depositor, at AutoNation Receivables Corporation, 110 South East 6th Street, Fort Lauderdale, Florida 33301; (c) the Insurer, at MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504; or (d) as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to an Owner shall be given by first-class mail, postage prepaid, at the address of such Owner as shown in the Residual Interest Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Owner receives such notice.

                     SECTION 11.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Residual Interest Certificate.

                     SECTION 11.06. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

                     SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Insurer, the Owner Trustee, and their respective successors and permitted assigns and the Depositor and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Depositor shall bind the successors and assigns of the Depositor.

                     SECTION 11.08. No Petition.

                     (a) The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law.

                     (b) The Owner Trustee, by entering into this Agreement, each Owner by accepting the Residual Interest Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Seller or the Trust, or join in any institution against the Seller or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law.

                     SECTION 11.09. No Recourse. The Depositor by accepting the Residual Interest Certificate acknowledges that the Residual Interest Certificate does not represent an interest in or obligation of the Servicer, the Seller, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the other Basic Documents.

                     SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                     SECTION 11.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to its conflict of law provisions.

                     SECTION 11.12. Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator's compensation pursuant to
Section 3 of the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder; provided, however, that such amounts shall not be payable from the Trust Estate or the Trust Property, except for amounts payable to the Depositor pursuant to
Section 4.03(a) of the Sale and Servicing Agreement.

                     SECTION 11.13. Certain Matters Regarding the Insurer. So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall have the right to exercise all rights, including voting rights, which the Noteholders are entitled to exercise pursuant to this Agreement, without any consent of such Noteholders, subject to any rights specifically granted to Noteholders in respect of amendments to this Agreement pursuant to
Section 11.01.

                     Notwithstanding any provision in this Agreement to the contrary, in the event an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under this Agreement or to control or direct the actions of the Trust, the Depositor or the Owner Trustee pursuant to the terms of this Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Trust, the Depositor, the Owner Trustee or the holders of the Notes; provided, that the consent of the Insurer shall be required at all times (which consent, so long as an Insurer Default has occurred and is continuing, shall not be unreasonably withheld) with respect to any amendment of this Agreement.

                     SECTION 11.14. Fiduciary Duties. The duties and responsibilities of the Owner Trustee shall be limited to those expressly provided for in this Agreement. The parties hereto agree that except for the purpose of the foregoing sentence, the Owner Trustee shall not have management responsibilities or owe any fiduciary duties to the Insurer.

                     SECTION 11.15. Third Party Beneficiary. The parties hereto intend for the Insurer to be, and the Insurer hereby is, an express third party beneficiary of this Agreement, entitled to enforce all provisions hereof to the same extent as if it were a party to this Agreement.

                     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Owner Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                      AUTONATION RECEIVABLES
                                        CORPORATION, as Depositor

                                      By: /s/  Marc L. Bourhis
                                          -----------------------------------
                                          Name: Marc L. Bourhis
                                          Title: President



                                      THE BANK OF NEW YORK
                                        (DELAWARE), not in its
                                        individual capacity,
                                        but solely as Owner
                                        Trustee

                                      By: /s/  Michael Santino
                                          -----------------------------------
                                          Name: Michael Santino
                                          Title: Senior Vice President

                                                                     EXHIBIT A

                             CERTIFICATE OF TRUST OF
                       ANRC AUTO OWNER TRUST ____________

                     This Certificate of Trust of ANRC Auto Owner Trust ___________ (the "Trust") is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3 801 et seq. (the "Act")). ---

                     1. Name. The name of the business trust formed hereby is ANRC Auto Owner Trust ______________.

                     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is ______________________,
Attention: Corporate Trust Administration.

                     3. Effective Date. This Certificate of Trust shall be effective _____________, _____.

                     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.



                             ---------------------------------------------
                             not in its individual capacity, but solely as Owner Trustee

                             By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                                                     EXHIBIT B

                      FORM OF RESIDUAL INTEREST CERTIFICATE

                     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE SALE AND SERVICING AGREEMENT REFERRED TO HEREIN.

                     EACH HOLDER OF THIS CERTIFICATE OR ANY BENEFICIAL INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT SUCH PERSON (1) IS NOT A PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN, TRUST OR ACCOUNT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (ANY SUCH PERSON BEING A "PLAN") AND (II) IS NOT AN ENTITY, INCLUDING AN INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT, WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY.

                     THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF AUTONATION RECEIVABLES CORPORATION, AUTONATION FINANCIAL SERVICES CORP. OR ANY OF THEIR RESPECTIVE AFFILIATES (PROVIDED THAT THIS CERTIFICATE DOES REPRESENT AN INTEREST IN THE TRUST, AS DEFINED BELOW), AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

                          ANRC AUTO OWNER TRUST 2000-A

                          RESIDUAL INTEREST CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes, among other things, a pool of retail installment sale contracts secured by new and used automobiles and light duty trucks sold to the Trust by AutoNation Receivables Corporation.


NUMBER C-1                                                      100% Interest


                     THIS CERTIFIES THAT ________________________ is the
registered owner of a 100% nonassessable, fully-paid, fractional undivided residual interest in the ANRC Auto Owner Trust 2000-A (the "Trust") formed by AutoNation Receivables Corporation, a Delaware corporation (together with its permitted successors and assigns in such capacity, the "Depositor").

                     The Trust was created pursuant to a Trust Agreement, dated as of August 10, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the "Owner Trust Agreement"), between the Depositor and The Bank of New York (Delaware) as owner trustee (together with its permitted successors and assigns in such capacity, the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in, or incorporated by reference into, the Owner Trust Agreement.

                     This Residual Interest Certificate is the duly authorized Certificate evidencing a beneficial interest in the Trust (the "Residual Interest Certificate"). Also issued by the Trust under that certain Indenture, dated as of August 10, 2000 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Indenture"), between the Trust and The Chase Manhattan Bank, as Indenture Trustee, are four classes of Notes designated as "Class A-1 Notes", Class A-2 Notes", "Class A-3 Notes", and "Class A-4 Notes" (collectively, the "Notes"). This Residual Interest Certificate is issued under and is subject to the terms, provisions and conditions of the Owner Trust Agreement, to which Owner Trust Agreement the Owner by virtue of its acceptance hereof assents and by which such Owner is bound. The property of the Trust includes, among other things, a pool of retail installment sale contracts (the "Contracts") for new and used automobiles and light duty trucks (the "Financed Vehicles").

                     The holder of this Residual Interest Certificate acknowledges that its rights to receive distributions in respect of this Residual Interest Certificate are subordinated to the rights of the Noteholders to the extent described in the Sale and Servicing Agreement and the Indenture.

                     Distributions will be made as provided in the Sale and Servicing Agreement and only after the Notes have been paid in full.

                     It is the intention of the Servicer and the Depositor that, solely for income and franchise tax purposes, so long as the Trust has only one Holder of the Residual Interest Certificate, the Trust will be disregarded as a separate entity. At such time as the Trust has more than one Holder of any Residual Interest Certificate issued by the Trust, the Trust will be treated as a partnership for income and franchise tax purposes. Neither the Servicer or the Depositor will take any action to the contrary.

                     The holder of the Residual Interest Certificate, by its acceptance of this Residual Interest Certificate, covenants and agrees that it will not at any time institute against the Trust or the Depositor, or join in any institution against the Trust or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

                     Reference is hereby made to the further provisions of this Residual Interest Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Residual Interest Certificate shall not entitle the holder hereof to any benefit under the Owner Trust Agreement or any other Basic Document or be valid for any purpose.

                     This Residual Interest Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to its conflict of laws provisions.

                     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Residual Interest Certificate to be duly executed.

Dated:  August 10, 2000                 ANRC AUTO OWNER TRUST 2000-A

                                        By: THE BANK OF NEW YORK (DELAWARE),
                                             not in its not in its individual
                                             capacity but solely as Owner
                                             Trustee


                                             By:
                                                  -----------------------------
                                                  Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

                     This is one of the Residual Interest Certificate referred to in the within-mentioned Owner Trust Agreement.



                                        THE BANK OF NEW YORK (DELAWARE),
                                          not in its individual capacity but
                                          solely as Owner Trustee

                                        By:
                                            -----------------------------------
                                            Authorized Signatory

                            [REVERSE OF CERTIFICATE]

                     The Residual Interest Certificate does not represent an obligation of, or an interest in, the Seller, the Depositor, the Servicer, the Owner Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Owner Trust Agreement or the other Basic Documents. In addition, this Residual Interest Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Contracts (and certain other amounts), in each case as more specifically set forth herein and in the Sale and Servicing Agreement. Copies of the Sale and Servicing Agreement and the Owner Trust Agreement may be examined upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

                     The Owner Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Owner under the Owner Trust Agreement at any time by the parties thereto with the consent of the Insurer and, for so long as the Notes are Outstanding and an Insurer Default shall have occurred and be continuing, Noteholders representing more than 50% of the Outstanding Principal Amount acting together as a single class and if no Notes are Outstanding, the Holders of the Residual Interest Certificates aggregating more than 50% of the Residual Interest Certificates by Percentage Interests. The Owner Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Notes.

                     The Residual Interest Certificate (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of by the Depositor or any other Owner to any Person unless (i) the transfer is permitted under the applicable federal and state securities law and
(ii) prior to such transfer, (A) an Opinion of Counsel in form and content acceptable to the Owner Trustee and to the Indenture Trustee is delivered to the Owner Trustee, the Insurer and the Indenture Trustee stating, among other things, that such transfer shall not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, (B) prior notice is given to each Rating Agency and
(C) the Insurer has provided its prior written consent.

                     The Owner Trustee, the Paying Agent and any of their respective agents may treat the Person in whose name this Residual Interest Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Paying Agent or any such agent shall be affected by any notice to the contrary.

                     The obligations and responsibilities created by the Owner Trust Agreement and the Trust created thereby shall terminate upon the disposition of all property held as part of the Trust Estate. The Servicer may at its option purchase the Trust Property at a price specified in the Sale and Servicing Agreement, and such purchase of the Contracts and other property of the Trust will effect early retirement of the Notes; provided such right of purchase is exercisable only as of any Distribution Date as of which the Pool Balance as of such Distribution Date is less than or equal to 10% of the Original Pool Balance.

                                   ASSIGNMENT

                     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


the within Residual Interest Certificate, and all rights thereunder, hereby irrevocably constituting and


appointing                                                                   to
           ------------------------------------------------------------------
transfer said Residual Interest Certificate with full power of substitution in the premises.

Dated:

Signature Guaranteed:




NOTICE: Signature(s) must be            NOTICE: The signature to this assignment
guaranteed by an eligible guarantor     must correspond with the name of the
institution.                            registered owner as it appears on the
                                        face of the within Residual Interest
                                        Certificate in every particular,
                                        without alteration or enlargement or
                                        any change whatever.